Exhibit 21.1

Subsidiaries of Compass, Inc.

Name of Subsidiary	Jurisdiction
Ansley Atlanta Real Estate, LLC	Georgia
At World Properties Holdings, LLC	Delaware
At World Properties Midco, LLC	Delaware
At World Properties New Holdings, Inc.	Delaware
At World Properties, LLC	Illinois
Chartwell Escrow, Inc.	California
Christie's International Real Estate, LLC	Delaware
Compass Brokerage, LLC	Delaware
Compass California II, Inc.	Delaware
Compass California III, Inc.	Delaware
Compass California, Inc.	Delaware
Compass Carolinas, LLC	Delaware
Compass Colorado, LLC	Delaware
Compass Connecticut, LLC	Delaware
Compass DMV, LLC	Delaware
Compass Florida, LLC	Delaware
Compass Greater NY, LLC	Delaware
Compass Hamptons, LLC	Delaware
Compass Illinois, Inc.	Delaware
Compass Management Holdings, LLC	Delaware
Compass Massachusetts, LLC	Delaware
Compass New Jersey, LLC	Delaware
Compass Pennsylvania, LLC	Delaware
Compass RE NY, LLC	Delaware
Compass RE Texas, LLC	Texas
Compass Real Estate Ventures, LLC	Delaware
Compass Title & Escrow Services, LLC	Delaware
Compass Washington, LLC	Delaware
Proper Title, LLC	Illinois